CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-142592 on Form N-1A of our report dated August 26, 2009, relating to the financial statements and financials highlights of BlackRock Funds II, including BlackRock AMT-Free Municipal Bond Portfolio, BlackRock Delaware Municipal Bond Portfolio, BlackRock Ohio Municipal Bond Portfolio and BlackRock Kentucky Municipal Bond Portfolio, appearing in the Annual Report on Form N-CSR of BlackRock Funds II, for the year ended June 30, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses of BlackRock AMT—Free Municipal Bond Portfolio, and to the references to us under the headings “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

October 28, 2009